DHI Group, Inc. Reports First Quarter 2016 Results

•	Sale of Slashdot Media business completed

•	Total revenues of $58.3 million and revenues, excluding Slashdot Media, of $57.5 million in Q1 2016

•	Adjusted EBITDA of $12.9 million and Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs, of $14.0 million

•	Cash flow from operations of $12.4 million for Q1 2016

•	Net income of $1.1 million or $0.02 per diluted share and net income, excluding Slashdot Media and disposition related and other costs, of $3.4 million or $0.07 per diluted share

•	getTalent product launch initiated in March

New York, New York, April 27, 2016 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading provider of data, insights and employment connections through our specialized services for professional communities in technology and security clearance, financial services, energy, healthcare and hospitality, today reported financial results for the quarter ended March 31, 2016.
“We continued to make progress against our strategic initiatives in the first quarter, expanding our ability to deliver value to professionals, employers and shareholders. The rollout of getTalent was a significant milestone in the first quarter,” said Michael Durney, President and CEO of DHI Group, Inc. “We face market challenges in some areas, notably energy, but we continue to offer innovative products and valuable resources to employers with talent acquisition and nurturing needs. The realignment of four of our brands into the Global Industry Group ("GIG") will leverage resources and allow us to execute more effectively. Several of our brands have released improved products, which will benefit our customers and the specialized communities we serve.”
Q1 2016 Product and Business Highlights

•
Double-digit revenue and billings growth for both our ClearanceJobs and Health eCareers brands, which was primarily driven by favorable market conditions, increased usage and engagement levels by customers.

•	eFinancialCareers revenues increased 8% in constant currency, driven by increases of 11% in the Asia-Pacific region, 9% in Continental Europe, 6% in the UK and 5% in North America.

•	Market uncertainty within the energy market continues to have a negative impact on revenue and billings within the Rigzone business, with customers continuing to pause or curb recruitment.

•	getTalent, the SaaS talent sourcing and talent relationship management platform operating from the Brightmatter Group, launched the 2.0 version of the platform.

•
Dice launched the latest version of its mobile app, now called Dice Careers, which provides tech professionals with tools to manage their careers, including predictive analysis of their future salary based on career goals and skill improvements.

•	The Spotlight employer branding product available through the Company’s Health eCareers service continued to grow and add customers in the first quarter.

Q1 2016 Financial Highlights
The following summarizes consolidated financial results for the quarters ended March 31, 2016 and 2015 ($ in millions, except per share data):

	Q1 2016	Q1 2015	YoY % Change
Revenues	$58.3	$63.8	(9)%
Operating income	$2.6	$9.2	(72)%
Net income	$1.1	$5.1	(78)%
Diluted earnings per share	$0.02	$0.09	(78)%
Net cash provided by operating activities	$12.4	$19.1	(35)%

Adjusted EBITDA	$12.9	$17.6	(27)%
Adjusted EBITDA margin (1)	22.1%	27.6%

Revenues, excluding Slashdot Media	$57.5	$60.0	(4)%
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$14.0	$16.9	(17)%
Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs	24.3%	28.2%
(1) Adjusted EBITDA margin is computed as Adjusted EBITDA divided by Revenues.
Q1 2016 Financial Highlights by Segment
Effective January 1, 2016, the Company organized leadership responsibilities to leverage operating capabilities more effectively across four of its brands which serve specific industries, and to optimize these brands for future growth by streamlining operations and development. This entailed combining four of its global brands (eFinancialCareers, Rigzone, Hcareers and BioSpace) to have one management structure under a combined group called Global Industry Group. As a result, the Company is now reporting three segments: Tech & Clearance, GIG, and Healthcare.

Operating segments have been recast to reflect these changes in the Company’s organizational structure.

A financial supplement, including a recast of comparative periods to reflect the changes in reporting segments, has been provided in the Results and Reporting section at http://www.dhigroupinc.com/investors/results-and-reporting/default.aspx.

The Company also completed the sale of its Slashdot and SourceForge business (together referred to as “Slashdot Media”) to BIZX, LLC in a transaction that closed on January 27, 2016.

The following summarizes segment Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters ended March 31, 2016 and 2015 ($ in millions):

	Revenues			Adjusted EBITDA
	Q1 2016	Q1 2015	YoY % Change	Q1 2016	Q1 2016 Margin	Q1 2015	Q1 2015 Margin
Tech & Clearance	$34.0	$33.9	—%	$15.1	44%	$15.5	46%
Global Industry Group	16.6	19.9	(17)%	2.8	17%	4.6	23%
Healthcare	7.0	6.1	14%	0.6	9%	0.6	10%
Talent Acquisition Brands	57.5	59.9	(4)%	18.5	32%	20.7	35%
Corporate	—	—	—%	(3.5)	n.m.	(3.0)	n.m.
Talent Acquisition Brands less Corporate	57.5	59.9	(4)%	15.0	26%	17.7	30%
Brightmatter Group	—	0.1	n.m.	(1.9)	n.m.	(0.7)	n.m.
Total Excluding Slashdot Media	57.5	60.0	(4)%	13.1	23%	17.0	28%
Slashdot Media	0.7	3.8	(80)%	(0.3)	(43)%	0.7	18%
Total	$58.3	$63.8	(9)%	$12.9	22%	$17.6	28%

	GIG Revenues by Brand
	Q1 2016	Q1 2015	YoY % Change
eFinancialCareers	$8.9	$8.6	4%
Rigzone	2.9	6.3	(54)%
Hcareers	3.8	4.0	(5)%
BioSpace	0.9	1.0	(2)%
Global Industry Group	$16.6	$19.9	(17)%
“We continue to see signs of progress in our core talent acquisition brands with strong revenue and billings performances in our healthcare and security clearance businesses in the first quarter. On a constant currency basis, Finance also delivered solid financial results, in spite of recent trends indicating growing volatility in several of our key markets,” said John Roberts, CFO. “In our Tech & Clearance segment, the average monthly recruitment package spend at Dice was up year-over-year, indicating customers are increasing their levels of service with Dice through products and services like Open Web. Looking ahead, we plan to build on this quarter’s successes, with the help of some of our more recent strategic investments, as we continue to return cash to shareholders by means of our consistent free cash flow.”

Supplemental Information

($ in millions)	March 31, 2016	December 31, 2015	March 31, 2015	YTD $ Change	YoY $ Change
Deferred revenue (excluding Slashdot Media)	$88.8	$83.3	$89.3	$5.5	$(0.5)
Slashdot Media deferred revenue (3)	—	1.0	1.5	(1.0)	(1.5)
Total deferred revenue	$88.8	$84.3	$90.8	$4.5	$(2.0)
Net debt	$68.5	$67.0	$76.9	$1.5	$(8.4)
(3) Slashdot Media deferred revenue is included in liabilities held for sale as of December 31, 2015 only.
Q1 2016 Primary Drivers of YoY $ Change in Supplemental Items

•
The YoY decrease in deferred revenue (excluding Slashdot Media) primarily reflects a decrease in the Global Industry Group segment of $4.5 million, wholly attributable to Rigzone, partially offset by increases in the Tech & Clearance and Healthcare segments.

Stock Repurchase Program
During the first quarter of 2016, the Company purchased approximately 1.6 million shares of its common stock at an average cost of $8.21 per share for a total cost of approximately $13.1 million. At March 31, 2016, approximately $34.6 million remained authorized for repurchase under a $50 million plan that expires in December 2016.

Business Outlook

Current Q2 2016 and Full-Year 2016 Business Outlook
($ in millions, except diluted earnings per share)	Q2 2016	FY 2016

Revenues	$57.5 - $59.0	$240.0 - $246.0

Talent acquisition brands Adjusted EBITDA (4)	$19.5 - $20.5	$86.0 - $90.0
Corporate expenses	$2.8 - $3.0	$12.5 - $13.0
Talent acquisition brands Adjusted EBITDA less corporate expenses (4)	$16.5 - $17.5	$74.0 - $78.0

Brightmatter Group Adjusted EBITDA	($2.5) - ($3.0)	($8.0) - ($9.0)
Total Adjusted EBITDA	$14.0 - $15.0	$67.0 - $72.0

Depreciation and amortization	$4.6 - $4.8	$17.0 - $17.5
Non-cash stock compensation expense	$2.4 - $2.5	$10.0 - $10.5
Interest expense, net	$0.7 - $0.8	$2.9 - $3.3
Income tax rate	37% - 39%	37% - 39%
Net income	$3.6 - $4.0	$22.5 - $24.0
Diluted earnings per share	$0.07 - $0.09	$0.44 - $0.47
Diluted share count	50 million	50 million

Estimated revenue growth by segment (in US dollars):
Tech & Clearance	0% - 2%	0% - 3%
Global Industry Group:
eFinancialCareers	0% - 3%	0% - 3%
Rigzone	(50%) - (46%)	(50%) - (46%)
Hcareers	(1%) - 1%	7% - 9%
BioSpace	(30%) - (20%)	(3%) - 2%
Healthcare	10% - 12%	10% - 15%
(4) Talent acquisition brands includes the Company’s Tech & Clearance, Global Industry Group, and Healthcare segments

Estimated financial performance for 2016 reflects:

•
Expectation for negative impact to Revenues from currency fluctuations of roughly $0.6 million in Q2 2016 and $2.1 million for FY 2016 relative to the same periods in the prior year, which primarily is reflected in the Finance segment.

•
Ongoing impact of depressed conditions in the Energy segment hiring market, strategic business investments primarily in Brightmatter Group, and slower pace of new product revenue contributions in the Healthcare segment.

•
For the full year, excludes Slashdot Media and disposition related and other costs related to the Company’s sale of Slashdot Media and to the organizational changes described in the section above titled “Q1 2016 Financial Highlights by Segment”

Conference Call Information
The Company will host a conference call to discuss first quarter results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael Durney, President and Chief Executive Officer, and John Roberts, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-866-777-2509 or for international callers by dialing 1-412-317-5413. Please ask to be joined to the DHI Group, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10083471. The replay will be available until May 5, 2016.
The call will also be webcast live from the Company’s website at www.dhigroupinc.com under the Investor Relations section.

Investor Contact

Courtney Chamberlain
Investor Relations/Public Relations Associate
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, Revenues excluding Slashdot Media, Net Income excluding Slashdot Media and disposition related and other costs, Free Cash Flow and Net Debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The Company has provided required reconciliations to the most comparable GAAP measures in the section entitled “Supplemental Information and Non-GAAP Reconciliations.”
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Adjusted EBITDA Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, represents Adjusted EBITDA defined above, less Slashdot Media EBITDA and disposition related and other costs.

Revenues Excluding Slashdot Media
Revenues excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Revenues excluding Slashdot Media represents Revenues as defined above less Slashdot Media revenue. We consider Revenues excluding Slashdot Media to be an important measure to evaluate our financial performance given our sale of Slashdot Media.

Net Income Excluding Slashdot Media and disposition related and other costs
Net Income excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Net Income excluding Slashdot Media and disposition related and other costs is defined as Net Income less Slashdot Media Net Income (Loss) and disposition related and other costs. We consider Net Income excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance given our sale of Slashdot Media and disposition related and other costs.

Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.

Diluted Earnings per Share Excluding Slashdot Media and disposition related and other costs
Diluted earnings per share excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding Slashdot Media and disposition related and other costs is defined as diluted earnings per share less impact per share of Slashdot Media and disposition related and other costs. We consider diluted earnings per share excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance.

Net Debt
Net Debt is defined as total principal outstanding less cash. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended March 31,
	2016	2015

Revenues	$58,286	$63,770

Operating expenses:
Cost of revenues	8,535	9,625
Product development	7,060	7,089
Sales and marketing	20,502	20,678
General and administrative	11,213	11,272
Depreciation	2,598	2,203
Amortization of intangible assets	2,466	3,743
Disposition related and other costs	3,270	—
Total operating expenses	55,644	54,610
Operating income	2,642	9,160
Interest expense	(872)	(808)
Other expense	(15)	(27)
Income before income taxes	1,755	8,325
Income tax expense	644	3,233
Net income	$1,111	$5,092

Basic earnings per share	$0.02	$0.10
Diluted earnings per share	$0.02	$0.09

Weighted average basic shares outstanding	49,451	52,267
Weighted average diluted shares outstanding	50,460	54,292

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$1,111	$5,092
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,598	2,203
Amortization of intangible assets	2,466	3,743
Deferred income taxes	(84)	(586)
Amortization of deferred financing costs	81	104
Stock based compensation	3,617	2,503
Change in accrual for unrecognized tax benefits	14	83
Loss on sale of business	562	—
Changes in operating assets and liabilities:
Accounts receivable	2,367	2,327
Prepaid expenses and other assets	(505)	(495)
Accounts payable and accrued expenses	(2,104)	(4,164)
Income taxes receivable/payable	(3,265)	2,923
Deferred revenue	5,551	5,431
Other, net	(14)	(44)
Net cash flows from operating activities	12,395	19,120
Cash flows from investing activities:
Cash received for sale of business	2,429	—
Purchases of fixed assets	(2,319)	(2,476)
Net cash flows from investing activities	110	(2,476)
Cash flows from financing activities:
Payments on long-term debt	(3,000)	(10,625)
Proceeds from long-term debt	3,000	5,000
Payments under stock repurchase plan	(13,717)	(8,716)
Payment of acquisition related contingencies	—	(3,829)
Proceeds from stock option exercises	1,028	3,287
Purchase of treasury stock related to vested restricted stock and performance stock units	(2,452)	(1,532)
Excess tax benefit over book expense from stock based compensation	345	376
Net cash flows from financing activities	(14,796)	(16,039)
Effect of exchange rate changes	695	583
Net change in cash for the period	(1,596)	1,188
Cash, beginning of period	34,050	26,777
Cash, end of period	$32,454	$27,965

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2016	December 31, 2015
Current assets
Cash	$32,454	$34,050
Accounts receivable, net	44,080	46,380
Income taxes receivable	1,802	916
Prepaid and other current assets	3,706	3,072
Assets held for sale	—	4,265
Total current assets	82,042	88,683
Fixed assets, net	15,108	15,255
Acquired intangible assets, net	62,756	65,292
Goodwill	196,486	198,598
Deferred income taxes	307	322
Other assets	649	785
Total assets	$357,348	$368,935
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$22,274	$23,883
Deferred revenue	88,839	83,316
Income taxes payable	1,672	4,006
Liabilities held for sale	—	2,334
Total current liabilities	112,785	113,539
Long-term debt, net	99,517	99,436
Deferred income taxes	10,929	10,849
Accrual for unrecognized tax benefits	3,450	3,436
Other long-term liabilities	3,048	3,062
Total liabilities	229,729	230,322
Total stockholders’ equity	127,619	138,613
Total liabilities and stockholders’ equity	$357,348	$368,935

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three months ended March 31, 2016 and 2015 and a balance sheet as of March 31, 2016 and December 31, 2015 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended March 31,
	2016	2015
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,111	$5,092
Interest expense	872	808
Income tax expense	644	3,233
Depreciation	2,598	2,203
Amortization of intangible assets	2,466	3,743
Non-cash stock compensation expense	2,717	2,503
Severance—Slashdot Media	981	—
Accelerated stock based compensation expense—Slashdot Media	900	—
Loss on sale of business	562	—
Other	15	27
Adjusted EBITDA	$12,866	$17,609

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$12,395	$19,120
Interest expense	872	808
Amortization of deferred financing costs	(81)	(104)
Income tax expense	644	3,233
Deferred income taxes	84	586
Severance—Slashdot Media	981	—
Change in accrual for unrecognized tax benefits	(14)	(83)
Change in accounts receivable	(2,367)	(2,327)
Change in deferred revenue	(5,551)	(5,431)
Changes in working capital and other	5,903	1,807
Adjusted EBITDA	$12,866	$17,609

Calculation of Free Cash Flow
Net cash provided by operating activities	$12,395	$19,120
Purchases of fixed assets	(2,319)	(2,476)
Free Cash Flow	$10,076	$16,644

Dice Recruitment Package Customers
Beginning of period	7,600	7,800
End of period	7,450	7,800

Average for the period (1)	7,450	7,800

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,118	$1,076

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended March 31,
	2016	2015
Revenues	$58,286	$63,770
Less Slashdot Media	747	3,792
Revenues, excluding Slashdot Media	$57,539	$59,978

Net Income	$1,111	$5,092
Exclude Slashdot Media net income (loss)	(1,740)	329
Add back severance related to re-alignment, net of tax	521	—
Net Income, excluding Slashdot Media and disposition related and other costs	$3,372	$4,763

Diluted Earnings per Share, excluding Slashdot Media and disposition related and other costs	$0.07	$0.09

Adjusted EBITDA	$12,866	$17,609
Exclude Slashdot Media	(261)	699
Add back severance related to re-alignment	827	—
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$13,954	$16,910

Adjusted EBITDA Margin, excluding Slashdot Media and disposition related and other costs (3)	24.3%	28.2%

Segment Definitions:
Tech & Clearance: Dice, Dice Europe and ClearanceJobs
Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace
Healthcare: Health eCareers
Corporate & Other: Corporate related costs, Slashdot Media and Brightmatter

(3) Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs, is computed as Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs, divided by Revenues, excluding Slashdot Media.